Exhibit 99.1

GL Brands (Formerly Freedom Leaf) Provides Record First Fiscal Quarter 2020 Revenue Guidance Closely Hitting a 4X Revenue Growth

Company to Participate in the Virtual Investor Conference on January 9th

DALLAS, January 6, 2020 – GL Brands (OTCQB: FRLF) (“the Company”), a multinational hemp consumer packaged goods company and global house of brands, is pleased to announce that revenue guidance for its recently completed first fiscal quarter of 2020 ended Sept. 30, 2019 in the range of $2.1 million to $2.5 million, as well as its upcoming participation in the Virtual Investor Conference, taking place on Thursday, Jan. 9, 2020 at 3:30 PM ET at https://tinyurl.com/Cannabis-VIC-010920.

Record Revenue Guidance for the First Quarter 2020

For the first fiscal quarter of 2020, the Company is projecting revenue in the range of $2.1 million to $2.4 million, matching its total audited 2019 annual revenue of $2.1 million and surpassing its reported Q1 2019 revenue of $0.6 million, an almost 4X revenue growth. This record revenue growth is a result of the Company’s successful integration of Green Lotus™ product lines and new distribution partnerships that have positioned GL Brands’ hemp and CBD products on the shelves of major retail chains throughout the U.S. and Mexico.

“The first fiscal quarter of 2020 saw our strongest financial results to date,” said Carlos Frias, CEO of GL Brands. “We see continued top-line growth. We know what steps we need to take to make this business profitable in the long-term. What enabled our near 4x growth in revenue was, first, our successful migration and integration of Green Lotus™, and second, our redefining the Company as both a hemp global consumer packaged goods company and a house of brands. For the future, we’ll continue to build brand awareness and increase the efficiency of our supply chain for further rapid and sustainable growth.”

Additionally, the Company will be filing its 10Q for the period of July 1st to September 30th within the next 14 days.

Participation at the Virtual Investor Conference Sponsored by the OTC Markets

Mr. Carlos Frias, CEO of GL Brands will also be presenting live at VirtualInvestorConferences.com sponsored by the OTC Markets on Thursday, Jan. 9. The Virtual Investor Conference will be a live, interactive online event where investors are invited to ask Mr. Frias questions in real-time.

DATE: Thursday, January 9th

TIME: 3:30PM ET

LINK: https://tinyurl.com/Cannabis-VIC-010920

It is recommended that investors pre-register and run the online system check to expedite participation and receive event updates. If attendees are not able to join the event live on the day of the conference, an archived webcast will also be made available after the event.

To learn more about the event, you can visit www.virtualinvestorconferences.com.

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About GL Brands Inc.:

GL Brands is a multinational hemp consumer packaged goods company that creates authentic, enduring and culturally relevant brands engaged in the development and sale of cannabis-derived wellness products. Through its premier brands Green Lotus™ and IrieCBD, GL Brands delivers a full portfolio of hemp and hemp-derived CBD products, including tinctures, softgels, gummies, capsules, sparkling beverages, vapes, flower and topical segments to promote greater wellness and balance, in the U.S. and throughout the world. For more information, please visit https://www.glbrands.com.

About Virtual Investor ConferencesSM

Virtual Investor Conferences is the leading proprietary investor conference series that provides an interactive forum for publicly-traded companies to meet and present directly with investors.

A real-time solution for investor engagement, Virtual Investor Conferences is part of OTC Market Group's suite of investor relations services specifically designed for more efficient Investor Access.  Replicating the look and feel of on-site investor conferences, Virtual Investor Conferences combine leading-edge conferencing and investor communications capabilities with a comprehensive global investor audience network.

Forward-Looking Statements: This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by phrases such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe GL Brands’ business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Factors that could cause or contribute to differences include the uncertainty regarding viability and market acceptance of GL Brands’ products and services, changes in relationships with third parties, and other factors described in GL Brands’ most recent periodic filings with the Securities and Exchange Commission.

Media Contacts

Anthony Feldman / Nick Opich
KCSA Strategic Communications
(347) 487-6194 / (212) 896-1206
afeldman@kcsa.com / nopich@kcsa.com

Investor Contacts

Phil Carlson / Erika Kay
KCSA Strategic Communications
Phone: (212) 896-1233
Email: pcarlson@kcsa.com / ekay@kcsa.com

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